Exhibit 107

Calculation of Filing Fee Tables

424B2

(Form Type)

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

(Exact Name of Registrants as Specified in their Charters)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Fees to Be Paid	Debt	6.100% Senior Secured Notes due 2029	457(r)	$1,500,000,000	99.944%	1,499,160,000	0.00014760	221,276.02
Fees to Be Paid	Debt	Guarantees of 6.150% Senior Secured Notes due 2026	457(r)	N/A	N/A	N/A	—	—
Fees to Be Paid	Debt	6.650% Senior Secured Notes due 2034	457(r)	$1,500,000,000	99.755%	1,496,325,000	0.00014760	$220,857.57
Fees to Be Paid	Debt	Guarantees of 6.650% Senior Secured Notes due 2034	457(r)	N/A	N/A	N/A	—	—
							Fee Due	$442,133.59

(1)	The registration fee, calculated in accordance with Rule 457(r), is being transmitted to the SEC on a deferred basis pursuant to Rule 456(b). Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees.